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                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this S-4 Registration Statement of PROVANT, Inc. for the registration of its common stock of our report dated October 12, 1998 on the financial statements of Strategic Interactive, Inc. for the years ended June 30, 1998 and 1997, appearing in the Prospectus. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Plante & Moran, LLP

PLANTE & MORAN, LLP


East Lansing, MI
March 19, 1999